Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of NorAm Capital Holdings, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 (the “Form 10-QSB”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-QSB.

August 14, 2007

/s/ Anthony J. Renteria

Anthony J. Renteria

President and Chief Executive Officer and Director

August 14, 2007

/s/ Daniel M. Cofall

Daniel M. Cofall

Principal Financial Officer and Director